As filed with the Securities and Exchange Commission on January 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PASITHEA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	85-1591963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1111 Lincoln Road, Suite 500

Miami Beach, Florida 33139

(Address of principal executive offices) (Zip code)

Pasithea Therapeutics Corp. 2023 Stock Incentive Plan

(Full title of the plan)

Dr. Tiago Reis Marques

Chief Executive Officer

Pasithea Therapeutics Corp.

1111 Lincoln Road, Suite 500

Miami Beach, Florida 33139

(Name and address of agent for service)

Tel: (786) 977-3380

(Telephone number, including area code, of agent for service)

With a copy to:

James O’Grady, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the registrant, Pasithea Therapeutics Corp. (the “Company”), for the purpose of registering an additional 11,985,779 shares of common stock, par value $0.0001 per share, of the Company, to be issued under the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan, as amended (as further amended, effective as of January 28, 2026) (the “2023 Plan”), pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).

The contents of the original registration statement on Form S-8 for the 2023 Plan filed on March 29, 2024 (File No. 333-278386) and the registration statement on Form S-8 for the 2023 Plan filed on September 9, 2025 (File No. 333-290135) are hereby incorporated by reference and made a part hereof. Any items in the Company’s Registration Statements on Form S-8 (File No. 333-278386 and File No. 333-290135) not expressly changed hereby shall be as set forth in the Company’s Registration Statements on Form S-8 (File No. 333-278386 and File No. 333-290135). The stockholders of the registrant approved amending the 2023 Plan for this purpose at the special meeting of stockholders held on January 28, 2026.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The Securities and Exchange Commission allows us to “incorporate” into this registration statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 24, 2025.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 15, 2025.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed on August 14, 2025.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed on November 13, 2025.

●	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 25, 2025, May 7, 2025, June 20, 2025, June 27, 2025, July 11, 2025, September 3, 2025, September 16, 2025, October 27, 2025, November 4, 2025, November 25, 2025, December 2, 2025, December 15, 2025 and January 28, 2026 (except to the extent furnished but not filed).

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40804) filed with the Securities and Exchange Commission on September 13, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 29, 2024.

All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits

The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Lowenstein Sandler LLP*
10.1	Pasithea Therapeutics Corp. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 19, 2023)
10.2	Amendment to the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 3, 2025)
10.3	Second Amendment to the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2026)
23.1	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm of Pasithea Therapeutics Corp.*
23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)*
24.1	Power of Attorney (contained on signature page to this registration statement on Form S-8)*
107	Filing Fee Table*

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on January 30, 2026.

Pasithea Therapeutics Corp.

By:	/s/ Dr. Tiago Reis Marques
Name:	Dr. Tiago Reis Marques
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dr. Tiago Reis Marques and Daniel Schneiderman, and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Tiago Reis Marques	Chief Executive Officer and Director	January 30, 2026
Dr. Tiago Reis Marques	(Principal Executive Officer)

/s/ Daniel Schneiderman	Chief Financial Officer	January 30, 2026
Daniel Schneiderman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Prof. Lawrence Steinman	Director	January 30, 2026
Prof. Lawrence Steinman

/s/ Simon Dumesnil	Director	January 30, 2026
Simon Dumesnil

/s/ Dr. Emer Leahy	Director	January 30, 2026
Dr. Emer Leahy

/s/ Alfred Novak	Director	January 30, 2026
Alfred Novak

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